Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2024 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill., March 4, 2025 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the fourth quarter (Q4) and full year ended December 31, 2024.

“Revenues for full year 2024 came in at the lower end of our guidance range of $25 million to $26 million, due primarily to the impact of delayed project execution and to the timing of Air Pollution Control (APC) awards offset by a stronger performance at our FUEL CHEM® business segment,” said Vincent J. Arnone, President and CEO. “We continued our stewardship of selling, general and administrative expenses and ended the year in a strong financial position, with approximately $30 million in cash and investments, and no long-term debt.

“We believe that performance for the FUEL CHEM segment will improve in 2025, driven by a return to normalized chemical program utilization at our base accounts following extended plant outages at certain sites during the year, and incremental year-on-year contributions from a new commercial program on a coal-fired unit that commenced in the fourth quarter of 2024. We are pursuing an additional new FUEL CHEM account opportunity, starting with a demonstration of our TIFI® Targeted In-Furnace Injection™ technology that will likely commence in late third quarter of this year.”

Mr. Arnone continued, “While our overall results were negatively impacted by performance within the APC segment, we recently announced new awards of $1.6 million with an expectation to sign new contracts between now and early in the second quarter of 2025 with an aggregate value of between $4 million and $5 million. We are also pursuing separate opportunities with the operators of municipal waste combustion units who are being driven to meet lower emission requirements due to specific state regulatory requirements, as well as with entities associated with the development of data centers.

Data centers offer a promising opportunity for Fuel Tech’s emissions control solutions, including our SCR and ULTRA® technologies.”

Mr. Arnone concluded, “We are also continuing to pursue the growth and development of our Dissolved Gas Infusion (DGI®) technology. We will commence an extended demonstration at a fish hatchery in the Western U.S, our second at an aquaculture facility, early in the second quarter of 2025. We continue to receive inquiries regarding DGI from potential customers in multiple end markets and we are hopeful that we can generate our first commercial revenues in 2025. We are looking forward to showcasing DGI at Aquaculture 2025 being held in New Orleans March 6-10, 2025.”

Q4 2024 Consolidated Results Overview

Consolidated revenues for Q4 2024 declined to $5.3 million from $6.3 million in Q4 2023, primarily reflecting lower APC segment revenues.

Consolidated gross margin for Q4 2024 declined to 42.3% of revenues from 51.1% of revenues in Q4 2023, reflecting decreases in both APC and FUEL CHEM gross margins compared to Q4 2023.

SG&A expenses increased to $3.9 million from $3.7 million in Q4 2023, reflecting an increase in employee related costs and other expenses.

Interest income was flat at $0.3 million and related primarily to interest received on the held-to-maturity debt securities and money market funds.

Net loss in Q4 2024 was $(1.9) million, or $(0.06) per share, compared to net loss of $(539,000), or $(0.02) per share, in Q4 2023.

Consolidated APC segment backlog at December 31, 2024 was $6.2 million compared to $6.4 million at September 30, 2024 and $7.5 million at December 31, 2023. Consolidated backlog at December 31, 2024 did not include $1.6 million of new APC contracts awarded and announced in the first quarter of 2025.

APC segment revenue decreased to $1.8 million from $2.8 million in Q4 2024. APC gross margin declined to 35.9% from 55.0%, primarily due to product mix.

FUEL CHEM segment revenue remained steady at $3.5 million. Segment gross margin declined to 45.5% from 48.0% in Q4 2023.

Adjusted EBITDA loss was $(1.8) million in Q4 2024 compared to Adjusted EBITDA loss of $(0.6) million in Q4 2023.

2024 Full Year Overview

Consolidated revenues for 2024 declined to $25.1 million from $27.1 million in 2023, driven by lower APC revenues, partially offset by an increase in FUEL CHEM revenues.

Consolidated gross margin for 2024 was 42.3% compared to 43.0% in 2023, reflecting slight declines in both APC and FUEL CHEM gross margins.

SG&A expenses for 2024 increased to $13.8 million, or 54.8% of revenues, from $12.8 million, or 47.3% of revenues, in 2023, reflecting an increase in employee related costs and other expenses.

Interest income was roughly flat at $1.3 million.

Net loss for 2024 was $(1.9) million, or $(0.06) per share, compared to net loss of $(1.5) million, or $(0.05) per share, in 2023.

Adjusted EBITDA loss was $(2.2) million in 2024 compared to Adjusted EBITDA loss of $(2.0) million in 2023.

Financial Condition

At December 31, 2024, cash and cash equivalents were $8.5 million, short-term investments were $10.2 million, and long-term investments totaled $10.9 million. Stockholders’ equity at December 31, 2024 was $42.0 million, or $1.37 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, March 5, 2025 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, contracts being awarded to competitors offering different or lower-priced technologies, projects being suspended, delayed or cancelled and other risks discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$8,510	$17,578
Short-term investments	10,184	12,136
Accounts receivable, less current expected credit loss of $106 and $111, respectively	9,368	6,729
Inventories, net	397	439
Prepaid expenses and other current assets	1,160	1,439
Total current assets	29,619	38,321
Property and equipment, net	5,084	4,539
Goodwill	2,116	2,116
Other intangible assets, net	327	358
Right-of-use operating lease assets	585	609
Long-term investments	10,875	3,664
Other assets	191	781
Total assets	$48,797	$50,388
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,915	$2,421
Accrued liabilities:
Operating lease liabilities - current	77	81
Employee compensation	1,248	1,252
Other accrued liabilities	1,615	1,934
Total current liabilities	5,855	5,688
Operating lease liabilities - non-current	548	533
Deferred income taxes	176	172
Other liabilities	263	281
Total liabilities	6,842	6,674
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,767,329 and 31,361,303 shares issued, and 30,708,273 and 30,385,297 shares outstanding in 2024 and 2023, respectively	317	313
Additional paid-in capital	165,295	164,853
Accumulated deficit	(119,472)	(117,529)
Accumulated other comprehensive loss	(1,915)	(1,748)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost (Note 5)	(2,346)	(2,251)
Total stockholders’ equity	41,955	43,714
Total liabilities and stockholders’ equity	$48,797	$50,388

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$5,283	$6,345	$25,133	$27,081
Costs and expenses:
Cost of sales	3,048	3,102	14,510	15,425
Selling, general and administrative	3,946	3,677	13,761	12,803
Research and development	405	367	1,564	1,511
	7,399	7,146	29,835	29,739
Operating loss	(2,116)	(801)	(4,702)	(2,658)
Interest expense	—	(6)	—	(21)
Interest income	283	332	1,251	1,300
Other income (expense), net	9	5	1,585	(90)
Loss before income taxes	(1,824)	(470)	(1,866)	(1,469)
Income tax expense	(59)	(69)	(77)	(69)
Net loss	$(1,883)	$(539)	$(1,943)	$(1,538)
Net loss per common share:
Basic net loss per common share	$(0.06)	$(0.02)	$(0.06)	$(0.05)
Diluted net loss per common share	$(0.06)	$(0.02)	$(0.06)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	30,708,000	30,385,000	30,572,000	30,348,000
Diluted	30,708,000	30,385,000	30,572,000	30,348,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	For the years ended December 31,
	2024	2023
Net loss	$(1,943)	$(1,538)
Other comprehensive loss:
Foreign currency translation adjustments	(167)	(20)
Total other comprehensive loss	(167)	(20)
Comprehensive loss	$(2,110)	$(1,558)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(1,943)	$(1,538)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	403	281
Amortization	57	61
Loss on sale of equipment	—	10
Non-cash interest income on held-to-maturity securities	(132)	(433)
Provision for credit losses, net of recoveries	(4)	—
Deferred income taxes	4	(5)
Stock-based compensation, net of forfeitures	446	389
Changes in operating assets and liabilities:
Accounts receivable	(1,127)	1,039
Employee retention credit receivable	(1,677)	—
Inventories	41	(46)
Prepaid expenses, other current assets and other non-current assets	292	(6)
Accounts payable	519	(295)
Accrued liabilities and other non-current liabilities	(312)	1,239
Net cash (used in) provided by operating activities	(3,433)	696

INVESTING ACTIVITIES
Purchases of equipment and patents	(378)	(418)
Purchases of debt securities	(18,060)	(14,026)
Maturities of debt securities	12,995	8,000
Net cash used in investing activities	(5,443)	(6,444)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	42
Taxes paid on behalf of equity award participants	(95)	—
Net cash (used in) provided by financing activities	(95)	42
Effect of exchange rate fluctuations on cash	(97)	(44)
Net decrease in cash and cash equivalents	(9,068)	(5,750)
Cash and cash equivalents at beginning of period	17,578	23,328
Cash and cash equivalents at end of period	$8,510	$17,578

Supplemental Cash Flow Information:
Cash income taxes paid, net	$52	$12
Non-cash transfer from other non-current assets to property and equipment	597	—

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

Three months ended December 31, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,751	$3,532	$—	$5,283
Cost of sales	(1,123)	(1,925)	—	(3,048)
Gross margin	628	1,607	—	2,235
Selling, general and administrative	—	—	(3,946)	(3,946)
Research and development	—	—	(405)	(405)
Operating income (loss) from continuing operations	$628	$1,607	$(4,351)	$(2,116)

Three ended December 31, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$2,791	$3,554	$—	$6,345
Cost of sales	(1,255)	(1,847)	—	(3,102)
Gross margin	1,536	1,707	—	3,243
Selling, general and administrative	—	—	(3,677)	(3,677)
Research and development	—	—	(367)	(367)
Operating income (loss) from continuing operations	$1,536	$1,707	$(4,044)	$(801)

For the year ended December 31, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$11,242	$13,891	$—	$25,133
Cost of sales	(7,050)	(7,460)	—	(14,510)
Gross margin	4,192	6,431	—	10,623
Selling, general and administrative	—	—	(13,761)	(13,761)
Research and development	—	—	(1,564)	(1,564)
Operating income (loss) from continuing operations	$4,192	$6,431	$(15,325)	$(4,702)

For the year ended December 31, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$13,483	$13,598	$—	$27,081
Cost of sales	(8,410)	(7,015)	—	(15,425)
Gross margin	5,073	6,583	—	11,656
Selling, general and administrative	—	—	(12,803)	(12,803)
Research and development	—	—	(1,511)	(1,511)
Operating income (loss) from continuing operations	$5,073	$6,583	$(14,314)	$(2,658)

Fuel Tech, Inc.

Geographic Segment Financial Data

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2024	2023
Revenues:
United States	$17,802	$21,397
Foreign	7,331	5,684
	$25,133	$27,081

As of December 31,	2024	2023
Assets:
United States	$44,430	$46,487
Foreign	4,367	3,901
	$48,797	$50,388

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net loss	$(1,883)	$(539)	$(1,943)	$(1,538)
Interest income, net	(283)	(326)	(1,251)	(1,279)
Income tax expense	59	69	77	69
Depreciation expense	155	34	403	281
Amortization expense	15	15	57	61
EBITDA	(1,937)	(747)	(2,657)	(2,406)
Stock compensation expense	109	101	446	389
Adjusted EBITDA	$(1,828)	$(646)	$(2,211)	$(2,017)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net loss has been included in the above financial table.